Milliman Variable Insurance Trust 485BPOS

Exhibit 28.(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Milliman – Capital Group Hedged U.S. Growth Fund and Milliman – Capital Group Hedged U.S. Income and Growth Fund, each a series of Milliman Variable Insurance Trust, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

December 23, 2022